SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934



                            January 15, 2002
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                  (Date of earliest event reported)


                       Commonwealth Bancorp, Inc.
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      (Exact name of registrant as specified in its charter)


  Pennsylvania                          0-27942                  23-2828883
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(State  or  other jurisdiction  (Commission  File  Number)     (IRS Employer
of incorporation)                                           Identification No.)



2 West Lafayette Street, Norristown, Pennsylvania                  19401
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(Address of principal executive offices)                        (Zip Code)


                               (610) 251-1600
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            (Registrant's telephone number, including area code)


                               Not Applicable
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(Former  name, former address and former fiscal year, if  changed since last report)







Item 4.   Changes in Registrant's Certifying Accountant

     On January 15, 2002, the Board of Directors of Commonwealth Bancorp, Inc. (the "Corporation" or the "Registrant") announced that it would terminate the services of Arthur Andersen LLP ("Andersen") as the Registrant's independent auditors effective with the completion of Andersen's report on the Registrant's financial statements for the fiscal year ending December 31, 2001, which is expected to be issued in February 2002. In connection with the termination of Andersen's services as independent auditors, the Board of Directors of the Registrant have selected the accounting firm of Beard Miller Company LLP ("Beard") to serve as independent auditors for the Registrant for the fiscal year ending December 31, 2002. The termination of Andersen and the engagement of Beard was approved by the Audit Committee of the Board of Directors.

     In connection with their audit for the two most recent fiscal years and during the subsequent interim period preceding the replacement of Andersen, there have been no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which disagreement if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report.

     Andersen's report on the financial statements for the fiscal year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant does not believe that Andersen's report on the fiscal year ended December 31, 2001 will contain an adverse opinion or disclaimer of opinion nor will be qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Registrant's two most recent fiscal years and the subsequent interim period preceding Andersen's replacement, Andersen did not advise, and has not indicated to the Registrant that it had reason to advise, the Registrant of any of the following:

          (a) that the internal controls necessary for the Registrant to develop reliable financial statements did not exist;

          (b) that information had come to Arthur Andersen's attention that had led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

          (c) (1) of the need to expand significantly the scope of the Registrant's audit, or that information had come to Arthur Andersen's attention during such time period that if further investigated might (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those

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          financial statements), or (ii) cause it to be unwilling to rely on management's representation or to be associated with the Registrant's financial statements, and (2) that due to Andersen's replacement or for another reason, the issue has not been resolved to Andersen's satisfaction prior to its replacement.

          (d) (1) that information had come to Andersen's attention that it had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the then most recent financial statements covered by an audit report (including information that, unless resolved to Andersen's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements, and (2) due to Andersen's replacement, or for any other reason, the issue was not resolved to Andersen's satisfaction prior to its replacement.

     The Registrant has requested Andersen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which they do not agree. A copy of such letter is included as Exhibit 16 to this report.

     During the Registrant's two most recent fiscal years and the subsequent interim period preceding the selection of Beard, the Registrant has not consulted Beard regarding the application of accounting principles, either contemplated or proposed, the type of audit opinion that might be rendered on the Registrant's financial statements or any other matters that would be required to be reported herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

       (a)  Not applicable.

       (b)  Not applicable.

       (c)  The following exhibit is filed with this report:


Exhibit Number                    Description
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     16                   Letter of Arthur Andersen  LLP



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                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   COMMONWEALTH BANCORP, INC.



Date: January 22, 2002        By:  /s/Charles M. Johnston
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                                   Charles M. Johnston
                                   Chief Financial Officer






















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